Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2010 Fourth Quarter and Full Year Results

IRVINE, CALIFORNIA, February 2, 2011.  Standard Pacific Corp. (NYSE:SPF) today announced operating results for its fourth quarter and year ended December 31, 2010.

2010 Fourth Quarter Highlights and Comparisons to the 2009 Fourth Quarter

•	Net loss of $21.9 million, or $0.08 per share, vs. net income of $82.7 million, or $0.31 per share

o	2010 net income of $4.3 million*, or $0.02* per share, excluding charges of $23.8 million related to the refinance of $575.7 million of pre-2016 debt and $2.3 million of impairments

o	2009 net income included a $94.1 million income tax benefit related to a change in tax law

•	Homebuilding revenues of $212.4 million, down 37% from $339.8 million

•	619 new home deliveries, down 34% from 943 homes

•	Average home price of $340,000, up 7% from $318,000

•	Gross margin from home sales of 22.2% vs. 18.1% (23.1%* vs. 20.3%* excluding impairment charges)

•	SG&A rate from home sales of 18.1% vs. 16.5%

o	SG&A expenses down $11.4 million

•	Net new orders down 22% to 428 homes

•	Backlog value down 34% to $137.4 million from $207.9 million

o	414 homes in backlog, down 31% from 599 homes

•	Cash outflows from operating activities of $52.5 million vs. cash inflows of $109.7 million

o	Cash flows from operating activities before land purchases, land sales and debt restructuring payments was $10.4 million* vs. $110.3 million*

•	$187.5 million in proceeds from exercise in full of warrant for common stock

•	Homebuilding cash balance of $748.8 million vs. $602.2 million

•	Adjusted net homebuilding debt to total adjusted capitalization ratio of 47.9%* vs. 56.0%*

o	Total debt to book capitalization of 68.5% vs. 73.4%

2010 Fiscal Year Highlights and Comparisons to Fiscal Year 2009

•	Net loss of $11.7 million, or $0.05 per share, vs. a net loss of $13.8 million, or $0.06 per share

o	2010 net income of $20.6 million*, or $0.08* per share, excluding $30.0 million of debt refinance charges and $2.3 million of impairments

•	Homebuilding revenues of $912.4 million, down 22% from $1,166.4 million

•	2,646 new home deliveries, down 24% from 3,465 homes

•	Gross margin from home sales of 22.2% vs. 14.5% (22.4%* vs. 18.8%* excluding impairment charges)

•	SG&A rate from home sales of 16.6% vs. 16.3%* (2009 excludes $19.1 million of restructuring charges)

•	Net new orders down 26% to 2,461 homes

•	Cash outflows from operating activities of $81.0 million vs. cash inflows of $419.8 million

o	Cash flows from operating activities before land purchases, land sales and debt restructuring payments was $201.6 million* vs. $389.2 million*

Ken Campbell, the Company’s President and CEO commented, “I am pleased to announce that before debt refinancing charges, the fourth quarter represented our third consecutive quarter of generating an operating profit.  Before land spends and debt refinancing costs, we generated $10 million of cash flows from operations for the quarter and over $200 million for 2010 despite weaker homebuyer demand.”  Mr. Campbell continued, “During the quarter we also successfully completed the refinancing of $576 million of our pre-September 2016 debt, which was reduced from $665 million to less than $90 million.  This refinance, coupled with the proceeds from our recent equity issuance, provides us with a substantial amount of capital and liquidity to continue our land acquisition strategy over the next few years.  As a result of our land buying efforts, we expect to open over 55 new communities in 2011, 35 of which are slated for the first half of the year.”

For the 2010 fourth quarter, the Company generated a net loss of $21.9 million, or $0.08 per diluted share, compared to net income of $82.7 million, or $0.31 per diluted share, for the year earlier period.  The 2010 fourth quarter included a $23.8 million charge related to the early extinguishment of debt and $2.3 million of asset impairments.  Excluding charges related to the early extinguishment of debt and impairments, the Company generated net income of $4.3 million* for the 2010 fourth quarter and $20.6 million* for the full year 2010.  The 2009 fourth quarter included an income tax benefit of $94.1 million related to tax legislation enacted during the prior year, $10.9 million of asset impairment charges, a $3.5 million charge related to the early extinguishment of debt and $1.6 million of restructuring charges.

Homebuilding revenues for the 2010 fourth quarter were $212.4 million, down 37% from $339.8 million for the 2009 fourth quarter.  The decrease in homebuilding revenues was driven primarily by a 34% decline in new home deliveries to 619 homes, which was offset in part by a 7% increase in consolidated average home price to $340,000 as compared to $318,000 for the 2009 fourth quarter.  The increase in average home price was largely due to the delivery of more higher priced homes in California and a reduction in deliveries in Florida and Arizona as compared to the 2009 fourth quarter.  Homebuilding revenues for 2010 were $912.4 million compared to $1,166.4 million for the prior year.

Gross margin from home sales for the 2010 fourth quarter was 22.2% versus 18.1% for the year earlier period.  The Company’s 2010 fourth quarter gross margin from home sales included $1.8 million of inventory impairment charges and was offset by a $2.0 million benefit related to a reduction in its warranty accrual, while the Company’s 2009 fourth quarter margin included $6.6 million of inventory impairment charges.  Excluding impairment charges, gross margin from home sales was 23.1%* for the 2010 fourth quarter compared to 20.3%* for the prior year quarter.  The 280 basis point improvement in the 2010 fourth quarter adjusted gross margin from home sales was driven primarily by lower direct construction costs, an increased mix of California deliveries and higher margins in Southern California as compared to the 2009 fourth quarter, and the $2.0 million warranty accrual adjustment in 2010.  Excluding impairments and previously capitalized interest costs, gross margin from home sales for the 2010 fourth quarter was 30.2%* versus 26.9%* for the 2009 fourth quarter.

The Company’s 2010 fourth quarter SG&A expenses (including Corporate G&A) were $38.0 million compared to $49.4 million for the 2009 fourth quarter and included noncash stock-based compensation expenses of $3.3 million and $5.6 million, respectively.  The Company’s 2010 fourth quarter SG&A rate from home sales was 18.1% versus 16.5% for the 2009 fourth quarter.  The increase in the Company’s SG&A rate was primarily the result of a 30% decrease in revenues from home sales.

During the 2010 fourth quarter, the Company issued $275 million of 8⅜% senior notes due 2018 and $400 million of 8⅜% senior notes due 2021.  The net proceeds from the issuance of these notes (approximately $666.8 million) were used to repurchase or repay $575.7 million principal amount of indebtedness due between 2012 and 2015 and to extinguish a $24.5 million liability associated with the termination of the Company’s Term Loan B interest rate swap arrangement.  As a result of these transactions, the Company recognized a $23.8 million charge from the early extinguishment of debt, $21.7 million of which was a cash charge related to tender premiums and other related costs and $2.1 million related to the write-off of deferred debt issuance costs.  The $24.5 million cost associated with the early unwind of the Company’s interest rate swap related to the Term Loan B will be amortized over a period of approximately 2.3 years.  As a result of these refinancing transactions, the Company reduced the principal amount of its debt maturing prior to September 2016 from approximately $665 million to $89 million and eliminated substantially all of the restrictive covenants contained in the supplemental indentures governing the 2012, 2014 and 2015 notes.

The Company generated a $9.1 million income tax benefit during the 2010 fourth quarter related to the current quarter loss which was fully offset by a noncash deferred tax asset valuation allowance for the same amount.  In addition, the Company recorded a $1.2 million tax benefit related to a net reduction of its liability for uncertain tax positions during the 2010 fourth quarter due primarily to the expiration of statutes of limitations related to state income taxes.  During the three months and year ended December 31, 2010, the Company recorded a noncash reduction of its deferred tax asset of $8.8 million and $22.9 million, respectively, and a corresponding noncash reduction of its deferred tax asset valuation allowance primarily related to built-in losses realized during these periods that were in excess of the Section 382 annual limitation.  As of December 31, 2010, the Company had a $516.4 million deferred tax asset valuation allowance.

The Company used $52.5 million of cash flows from operating activities for the 2010 fourth quarter versus generating $109.7 million of cash flows from operating activities in the 2009 fourth quarter.  The decline in cash flows from operations as compared to the 2009 fourth quarter was driven primarily by a $127.4 million decrease in homebuilding revenues (including a $37.6 million decrease in land sale revenues), a $24.5 payment made to unwind the Term Loan B interest rate swap and $6.5 million of accelerated interest payments made in connection with the 2010 fourth quarter tender and debt restructure.  Cash outflows from operations for the three months ended December 31, 2010 and 2009 also included $33.6 million and $35.3 million, respectively, of cash land purchases.  Excluding cash land purchases, land sales, and $31.0 million of accelerated payments related to the debt restructure, cash inflows from operating activities for the 2010 fourth quarter were $10.4 million* versus $110.3 million* in the 2009 fourth quarter.  In addition, during the 2010 fourth quarter, the Company generated $239.5 million of cash flows from financing activities, which included approximately $187.5 million of proceeds related to the issuance of the Company’s common stock in connection with the early exercise of a warrant.

Net new orders (excluding joint ventures) for the 2010 fourth quarter decreased 22% from the 2009 fourth quarter to 428 homes on an 8% increase in the number of average active selling communities from 124 to 134.  The Company’s monthly sales absorption rate for the 2010 fourth quarter was 1.1 per community compared to 1.5 per community for the 2009 fourth quarter.  The Company’s cancellation rate for the 2010 fourth quarter was 23% versus 21% for the 2009 fourth quarter and 19% for the 2010 third quarter.  The total number of sales cancellations for the 2010 fourth quarter was 130, of which 71 cancellations related to homes in the Company’s 2010 fourth quarter beginning backlog and 59 related to orders generated during the quarter.

The dollar value of homes in backlog (excluding joint ventures) decreased 34% to $137.4 million, or 414 homes, compared to $207.9 million, or 599 homes, for the 2009 fourth quarter.  The decrease in backlog value was driven primarily by a 22% decrease in net new orders and a 4% decline in average home price in backlog from $347,000 to $332,000.

During the 2010 fourth quarter, the Company approved (but had not yet consummated) the purchase of $45.0 million of land, comprised of approximately 1,400 lots, 13% of which are finished and 87% are raw.  During the same period, the Company purchased approximately 750 lots valued at $33.6 million.  Approximately 36% of the land purchases related to land located in California and 38% in Texas, with the balance spread throughout the Company’s other operations.  For the year ended December 31, 2010, the Company purchased approximately 5,400 lots valued at $315.4 million ($282.4 million of which were land purchases and $33.0 million were acquired through an investment in a joint venture).

Earnings Conference Call

A conference call to discuss the Company’s 2010 fourth quarter and full year results will be held at 12:00 p.m. Eastern time February 3, 2011.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir.  The call will also be accessible via telephone by dialing (888) 747-4655 (domestic) or (913) 312-0696 (international); Passcode: 5430040.  The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 5430040.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 112,000 homes during its 45-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, strategy, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; the opening of new communities; the dollar value and timing of anticipated land purchases; the availability of land opportunities and our ability to consummate these opportunities; and the future condition of the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” on page 11.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	December 31,	Percentage	September 30,	Percentage
	2010	2009	or % Change	2010	or % Change
Operating Data	(Dollars in thousands, except average selling price)

Deliveries	619	943	(34%)	599	3%
Average selling price	$340,000	$318,000	7%	$345,000	(1%)
Homebuilding revenues	$212,424	$339,779	(37%)	$207,466	2%
Gross margin %	22.1%	15.3%	6.8%	23.5%	(1.4%)
Gross margin % from home sales (excluding impairments)*	23.1%	20.3%	2.8%	23.6%	(0.5%)
Gross margin % from home sales (excluding impairments and
interest amortized to cost of home sales)*	30.2%	26.9%	3.3%	29.7%	0.5%
Asset impairments	$2,289	$10,907	(79%)	$-	-
Restructuring charges (excluding debt refinance)	$-	$1,637	(100%)	$-	-
SG&A % from home sales	18.1%	16.5%	1.6%	17.6%	0.5%
SG&A % from home sales (excluding restructuring charges)*	18.1%	16.1%	2.0%	17.6%	0.5%

Net new orders	428	547	(22%)	555	(23%)
Average active selling communities	134	124	8%	131	2%
Monthly sales absorption rate per community	1.1	1.5	(27%)	1.4	(21%)
Cancellation rate	23%	21%	2%	19%	4%
Cancellations from beginning backlog	71	90	(21%)	82	(13%)
Cancellations from current quarter sales	59	56	5%	50	18%
Backlog (homes)	414	599	(31%)	605	(32%)
Backlog (dollar value)	$137,423	$207,887	(34%)	$214,237	(36%)

Cash flows (uses) from operating activities	$(52,463)	$109,665	(148%)	$(67,414)	(22%)
Cash flows (uses) from investing activities	$4,999	$(6,432)	(178%)	$(35,995)	(114%)
Cash flows (uses) from financing activities	$239,507	$(37,679)	(736%)	$(61,447)	(490%)
Land purchases (incl. seller financing and excl. JV investments)	$33,552	$35,310	(5%)	$94,672	(65%)
Land sale proceeds	$1,757	$39,273	(96%)	$940	87%
Adjusted Homebuilding EBITDA*	$28,892	$49,471	(42%)	$29,701	(3%)
Adjusted Homebuilding EBITDA Margin %*	13.6%	14.6%	(1.0%)	14.3%	(0.7%)
Homebuilding interest incurred	$28,328	$26,566	7%	$28,070	1%
Homebuilding interest capitalized to inventories owned	$19,425	$13,901	40%	$17,126	13%
Homebuilding interest capitalized to investments in JVs	$1,450	$616	135%	$687	111%
Interest amortized to cost of sales (incl. cost of land sales)	$14,898	$27,255	(45%)	$12,546	19%

KEY STATISTICS AND FINANCIAL DATA (Continued)1

	For the Year Ended
	December 31,	December 31,	Percentage
	2010	2009	or % Change
Operating Data	(Dollars in thousands, except average selling price)

Deliveries	2,646	3,465	(24%)
Average selling price	$343,000	$306,000	12%
Homebuilding revenues	$912,418	$1,166,397	(22%)
Gross margin %	22.1%	12.2%	9.9%
Gross margin % from home sales (excluding impairments)*	22.4%	18.8%	3.6%
Gross margin % from home sales (excluding impairments and
interest amortized to cost of home sales)*	29.0%	25.2%	3.8%
Asset impairments	$2,289	$68,591	(97%)
Restructuring charges (excluding debt refinance)	$-	$22,575	(100%)
SG&A % from home sales	16.6%	18.1%	(1.5%)
SG&A % from home sales (excluding restructuring charges)*	16.6%	16.3%	0.3%

Net new orders	2,461	3,343	(26%)
Average active selling communities	130	140	(7%)
Monthly sales absorption rate per community	1.6	2.0	(20%)
Cancellation rate	18%	18%	0%

Cash flows (uses) from operating activities	$(80,958)	$419,830	(119%)
Cash flows (uses) from investing activities	$(33,455)	$(27,301)	23%
Cash flows (uses) from financing activities	$250,225	$(422,815)	(159%)
Land purchases (incl. seller financing and excl. JV investments)	$282,361	$64,913	335%
Land sale proceeds	$3,596	$103,770	(97%)
Adjusted Homebuilding EBITDA*	$131,576	$116,252	13%
Adjusted Homebuilding EBITDA Margin %*	14.4%	10.0%	4.4%
Homebuilding interest incurred	$110,358	$107,976	2%
Homebuilding interest capitalized to inventories owned	$66,665	$57,338	16%
Homebuilding interest capitalized to investments in JVs	$3,519	$3,180	11%
Interest amortized to cost of sales (incl. cost of land sales)	$60,565	$86,835	(30%)

	As of December 31,
			Percentage
	2010	2009	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$748,754	$602,222	24%
Inventories owned	$1,181,697	$986,322	20%
Building sites owned or controlled	23,549	19,191	23%
Homes under construction	568	934	(39%)
Completed specs	512	282	82%
Deferred tax asset valuation allowance	$516,366	$534,596	(3%)
Homebuilding debt	$1,320,254	$1,156,726	14%
Joint venture recourse debt	$3,865	$38,835	(90%)
Stockholders' equity	$621,862	$435,798	43%
Stockholders' equity per share (including if-converted preferred stock)*	$1.83	$1.75	5%
Total debt to book capitalization*	68.5%	73.4%	(4.9%)
Adjusted net homebuilding debt to total adjusted book capitalization*	47.9%	56.0%	(8.1%)

1All statistical numbers exclude unconsolidated joint ventures and discontinued operations unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 11.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$210,424	$300,190	$908,562	$1,060,502
Land sale revenues	2,000	39,589	3,856	105,895
Total revenues	212,424	339,779	912,418	1,166,397
Cost of home sales	(163,606)	(245,847)	(707,006)	(907,058)
Cost of land sales	(1,940)	(41,939)	(3,568)	(117,517)
Total cost of sales	(165,546)	(287,786)	(710,574)	(1,024,575)
Gross margin	46,878	51,993	201,844	141,822
Gross margin %	22.1%	15.3%	22.1%	12.2%
Selling, general and administrative expenses	(38,038)	(49,388)	(150,542)	(191,488)
Income (loss) from unconsolidated joint ventures	25	(268)	1,166	(4,717)
Interest expense	(7,453)	(12,049)	(40,174)	(47,458)
Loss on early extinguishment of debt	(23,839)	(3,474)	(30,028)	(6,931)
Other income (expense)	(544)	(987)	3,733	(2,296)
Homebuilding pretax income (loss)	(22,971)	(14,173)	(14,001)	(111,068)
Financial Services:
Revenues	2,745	3,050	12,456	13,145
Expenses	(2,852)	(2,808)	(10,878)	(11,817)
Income from unconsolidated joint ventures	-	-	-	119
Other income	31	31	142	139
Financial services pretax income (loss)	(76)	273	1,720	1,586
Loss from continuing operations before income taxes	(23,047)	(13,900)	(12,281)	(109,482)
Benefit for income taxes	1,190	96,563	557	96,265
Income (loss) from continuing operations	(21,857)	82,663	(11,724)	(13,217)
Loss from discontinued operations, net of income taxes	-	-	-	(569)
Net income (loss)	(21,857)	82,663	(11,724)	(13,786)
Less: Net (income) loss allocated to preferred shareholder	12,388	(49,060)	6,849	8,371
Net income (loss) available to common stockholders	$(9,469)	$33,603	$(4,875)	$(5,415)

Basic income (loss) per common share:
Continuing operations	$(0.08)	$0.33	$(0.05)	$(0.06)
Discontinued operations	-	-	-	-
Basic income (loss) per common share	$(0.08)	$0.33	$(0.05)	$(0.06)

Diluted income (loss) per common share:
Continuing operations	$(0.08)	$0.31	$(0.05)	$(0.06)
Discontinued operations	-	-	-	-
Diluted income (loss) per common share	$(0.08)	$0.31	$(0.05)	$(0.06)

Weighted average common shares outstanding:
Basic	112,978,508	101,239,928	105,202,857	95,623,851
Diluted	112,978,508	109,348,514	105,202,857	95,623,851

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Weighted average common shares outstanding:
Weighted average basic common shares outstanding	112,978,508	101,239,928	105,202,857	95,623,851
Effect of dilutive securities:
Stock options	-	2,656,409	-	-
Convertible debt	-	5,452,177	-	-
Weighted average diluted common shares outstanding	112,978,508	109,348,514	105,202,857	95,623,851

REGIONAL OPERATING DATA

	Three Months Ended December 31,				Year Ended December 31,
	2010		2009		2010		2009
	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price
New homes delivered:
California	276	$472,000	396	$447,000	1,102	$495,000	1,344	$434,000
Arizona	42	195,000	94	211,000	196	202,000	303	211,000
Texas	82	294,000	91	293,000	368	294,000	419	282,000
Colorado	22	293,000	34	305,000	115	295,000	147	305,000
Nevada	7	203,000	2	222,000	22	201,000	15	225,000
Florida	99	197,000	194	192,000	446	193,000	797	190,000
Carolinas	91	225,000	132	218,000	397	230,000	440	218,000
Consolidated total	619	340,000	943	318,000	2,646	343,000	3,465	306,000
Unconsolidated joint ventures	14	458,000	20	486,000	54	465,000	112	517,000
Discontinued operations	-	-	-	-	-	-	4	201,000
Total (including joint ventures)	633	$343,000	963	$322,000	2,700	$346,000	3,581	$313,000

	Three Months Ended December 31,				Year Ended December 31,
	2010		2009		2010		2009
	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities
Net new orders:
California	150	46	219	45	974	46	1,358	50
Arizona	40	9	39	6	185	9	274	8
Texas	81	19	63	19	358	17	398	19
Colorado	14	4	28	6	91	5	123	6
Nevada	4	1	1	1	30	1	11	2
Florida	79	29	111	24	435	26	728	31
Carolinas	60	26	86	23	388	26	451	24
Consolidated total	428	134	547	124	2,461	130	3,343	140
Unconsolidated joint ventures	12	3	7	4	50	3	174	7
Discontinued operations	-	-	-	-	-	-	3	-
Total (including joint ventures)	440	137	554	128	2,511	133	3,520	147

	At December 31,
	2010		2009
Backlog ($ in thousands):	Homes	Value	Homes	Value
California	119	$60,440	247	$117,536
Arizona	36	7,988	47	9,686
Texas	99	30,456	109	33,708
Colorado	30	9,313	54	15,587
Nevada	8	1,628	-	-
Florida	67	14,225	78	15,033
Carolinas	55	13,373	64	16,337
Consolidated total	414	137,423	599	207,887
Unconsolidated joint ventures	5	2,109	9	4,601
Total (including joint ventures)	419	$139,532	608	$212,488

	At December 31,
	2010	2009
Building sites owned or controlled:
California	9,505	7,685
Arizona	1,940	1,831
Texas	2,419	1,715
Colorado	370	255
Nevada	1,196	1,218
Florida	5,632	4,678
Carolinas	2,487	1,809
Total (including joint ventures)	23,549	19,191

Building sites owned	17,650	15,827
Building sites optioned or subject to contract	4,451	2,361
Joint venture lots	1,448	1,003
Total (including joint ventures)	23,549	19,191

Building sites owned:
Raw lots	5,266	4,875
Lots under development	3,680	2,298
Finished lots	7,218	7,030
Under construction or completed homes	1,486	1,624
Total	17,650	15,827

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$720,516	$587,152
Restricted cash	28,238	15,070
Trade and other receivables	6,167	12,676
Inventories:
Owned	1,181,697	986,322
Not owned	18,999	11,770
Investments in unconsolidated joint ventures	73,861	40,415
Deferred income taxes, net	9,269	9,431
Other assets	38,175	131,086
	2,076,922	1,793,922
Financial Services:
Cash and equivalents	10,855	8,407
Restricted cash	2,870	3,195
Mortgage loans held for sale, net	30,279	41,048
Mortgage loans held for investment, net	9,904	10,818
Other assets	2,293	3,621
	56,201	67,089
Total Assets	$2,133,123	$1,861,011

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$16,716	$22,702
Accrued liabilities	143,127	199,848
Secured project debt and other notes payable	4,738	59,531
Senior notes payable	1,272,977	993,018
Senior subordinated notes payable	42,539	104,177
	1,480,097	1,379,276
Financial Services:
Accounts payable and other liabilities	820	1,436
Mortgage credit facilities	30,344	40,995
	31,164	42,431
Total Liabilities	1,511,261	1,421,707

Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares
issued and outstanding at December 31, 2010 and 2009, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 196,641,551 and 105,293,180 shares issued and outstanding at December 31, 2010
and 2009, respectively	1,966	1,053
Additional paid-in capital	1,227,292	1,030,664
Accumulated deficit	(592,352)	(580,628)
Accumulated other comprehensive loss, net of tax	(15,049)	(15,296)
Total Stockholders' Equity	621,862	435,798
Noncontrolling Interests	-	3,506
Total Equity	621,862	439,304
Total Liabilities and Equity	$2,133,123	$1,861,011

	December 31,
	2010	2009
	(Dollars in thousands)
Inventories Owned:	(Unaudited)
Land and land under development	$801,681	$564,516
Homes completed and under construction	281,780	316,323
Model homes	98,236	105,483
Total inventories owned	$1,181,697	$986,322

Inventories Owned by Segment:
California	$727,316	$618,336
Southwest	222,792	196,279
Southeast	231,589	171,707
Total inventories owned	$1,181,697	$986,322

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Income (loss) from continuing operations	$(21,857)	$82,663	$(11,724)	$(13,217)
Income (loss) from discontinued operations, net of income taxes	-	-	-	(569)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
(Gain) loss on early extinguishment of debt	23,839	3,474	30,028	6,931
Amortization of stock-based compensation	3,250	5,605	11,848	12,864
Deferred income taxes	(9,824)	(7,775)	9,272	(45,133)
Deferred tax asset valuation allowance	8,634	(88,787)	(9,829)	(51,429)
Inventory impairment charges and deposit write-offs	1,918	11,192	1,918	62,940
Other operating activities	816	5,176	1,772	13,893
Changes in cash and equivalents due to:
Trade and other receivables	7,524	4,976	6,541	8,440
Mortgage loans held for sale	6,319	1,702	12,165	24,718
Inventories - owned	(28,286)	84,537	(148,706)	326,062
Inventories - not owned	(3,791)	(1,343)	(27,861)	(2,805)
Other assets	2,650	1,587	111,496	118,265
Accounts payable	(16)	(965)	(6,592)	(18,554)
Accrued liabilities	(43,639)	7,623	(61,286)	(22,576)
Net cash provided by (used in) operating activities	(52,463)	109,665	(80,958)	419,830

Cash Flows From Investing Activities:

Net cash provided by (used in) investing activities	4,999	(6,432)	(33,455)	(27,301)

Cash Flows From Financing Activities:
Change in restricted cash	(11,255)	267,322	(12,843)	(9,748)
Net proceeds from (payments on) revolving credit facility	-	-	-	(47,500)
Principal payments on secured project debt and other notes payable	(155)	(37,892)	(83,562)	(125,984)
Principal payments on senior and senior subordinated notes payable	(596,520)	(261,092)	(792,389)	(466,689)
Proceeds from the issuance of senior notes payable	677,804	-	977,804	257,592
Payment of debt issuance costs	(11,709)	(8,764)	(17,215)	(8,764)
Net proceeds from common stock issuance	186,443	-	186,443	-
Other financing activities	(5,101)	2,747	(8,013)	(21,722)
Net cash provided by (used in) financing activities	239,507	(37,679)	250,225	(422,815)

Net increase (decrease) in cash and equivalents	192,043	65,554	135,812	(30,286)
Cash and equivalents at beginning of period	539,328	530,005	595,559	625,845
Cash and equivalents at end of period	$731,371	$595,559	$731,371	$595,559

Cash and equivalents at end of period	$731,371	$595,559	$731,371	$595,559
Homebuilding restricted cash at end of period	28,238	15,070	28,238	15,070
Financial services restricted cash at end of period	2,870	3,195	2,870	3,195
Cash and equivalents and restricted cash at end of period	$762,479	$613,824	$762,479	$613,824

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's net loss to net income excluding asset impairment charges (net of a 38% income tax benefit), loss on early extinguishment of debt (net of a 38% income tax benefit), and the deferred tax asset valuation allowance related to these charges.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges and provides comparability with the Company’s peer group.  Net income excluding asset impairment charges (net of income tax benefit), loss on early extinguishment of debt (net of income tax benefit), and the deferred tax asset valuation allowance related to these charges for the three months and year ended December 31, 2010 is calculated as follows:
	Three Months Ended	Year Ended
	December 31, 2010	December 31, 2010
	(Dollars in thousands, except per share amounts)

Net loss	$(21,857)	$(11,724)
Add: Asset impairment charges, net of income tax benefit	1,419	1,419
Add: Loss on early extinguishment of debt, net of income tax benefit	14,780	18,617
Add: Net deferred tax asset valuation allowance	9,929	12,281
Net income, as adjusted	4,271	20,593
Less: Adjusted net income allocated to preferred shareholder	(2,421)	(12,031)
Adjusted net income available to common stockholders	$1,850	$8,562

Diluted earnings per common share	$0.02	$0.08
Weighted average diluted common shares outstanding	116,454,046	108,988,769

The table set forth below reconciles the Company's homebuilding gross margin percentage to the gross margin percentage from home sales, excluding housing inventory impairment charges and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provides comparability with the Company’s peer group.

	Three Months Ended
	December 31, 2010	Gross Margin %	December 31, 2009	Gross Margin %	September 30, 2010	Gross Margin %
	(Dollars in thousands)

Homebuilding gross margin	$46,878	22.1%	$51,993	15.3%	$48,835	23.5%
Less: Land sale revenues	(2,000)		(39,589)		(950)
Add: Cost of land sales	1,940		41,939		954
Gross margin from home sales	46,818	22.2%	54,343	18.1%	48,839	23.6%
Add: Housing inventory impairment charges	1,818		6,601		-
Gross margin from home sales, excluding
impairment charges	48,636	23.1%	60,944	20.3%	48,839	23.6%
Add: Capitalized interest included in cost
of home sales	14,898	7.1%	19,769	6.6%	12,546	6.1%
Gross margin from home sales, excluding
impairment charges and interest amortized
to cost of home sales	$63,534	30.2%	$80,713	26.9%	$61,385	29.7%

	Year Ended December 31,
	2010	Gross Margin %	2009	Gross Margin %
	(Dollars in thousands)

Homebuilding gross margin	$201,844	22.1%	$141,822	12.2%
Less: Land sale revenues	(3,856)		(105,895)
Add: Cost of land sales	3,568		117,517
Gross margin from home sales	201,556	22.2%	153,444	14.5%
Add: Housing inventory impairment charges	1,818		46,063
Gross margin from home sales, excluding impairment charges	203,374	22.4%	199,507	18.8%
Add: Capitalized interest included in cost of home sales	59,750	6.6%	67,522	6.4%
Gross margin from home sales, excluding impairment charges
and interest amortized to cost of home sales	$263,124	29.0%	$267,029	25.2%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding restructuring charges.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended			Year Ended December 31,
	December 31, 2010	December 31, 2009	September 30, 2010	2010	2009
	(Dollars in thousands)

Selling, general and administrative expenses	$38,038	$49,388	$36,339	$150,542	$191,488
Less: Restructuring charges	-	(980)	-	-	(19,125)
Selling, general and administrative expenses, excluding restructuring charges	$38,038	$48,408	$36,339	$150,542	$172,363
SG&A % from home sales, excluding restructuring charges	18.1%	16.1%	17.6%	16.6%	16.3%

The table set forth below reconciles the Company’s cash flows from operations to cash flows from operations excluding land purchases, proceeds from land sales, payments made to extinguish swap arrangements related to early extinguishment of debt and accelerated interest payments related to debt restructure.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases, land sales and debt restructuring activities.

	Three Months Ended			Year Ended December 31,
	December 31, 2010	December 31, 2009	September 30, 2010	2010	2009
	(Dollars in thousands)

Cash flows from (used in) operations	$(52,463)	$109,665	$(67,414)	$(80,958)	$419,830
Add: Cash land purchases	33,552	35,256	91,272	255,046	64,804
Less: Land sale proceeds	(1,757)	(39,273)	(940)	(3,596)	(103,770)
Add: Swap unwind payments related to debt restructure	24,545	-	-	24,545	3,733
Add: Accelerated interest payments related to debt restructure	6,541	4,625	-	6,541	4,625
Cash flows from operations (excluding land purchases,
land sales and debt restructuring payments)	$10,418	$110,273	$22,918	$201,578	$389,222

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	As of December 31,
	2010	2009
	(Dollars in thousands)

Total consolidated debt	$1,350,598	$1,199,621
Less:
Indebtedness included in liabilities from inventories not owned	-	(1,900)
Financial services indebtedness	(30,344)	(40,995)
Homebuilding cash	(748,754)	(602,222)
Adjusted net homebuilding debt	571,500	554,504
Stockholders' equity	621,862	435,798
Total adjusted book capitalization	$1,193,362	$990,302
Total debt to book capitalization	68.5%	73.4%
Adjusted net homebuilding debt to total adjusted book capitalization ratio	47.9%	56.0%

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include the if-converted Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.

	As of December 31,
	2010		2009

Actual common shares outstanding		196,641,551		105,293,180
Add: Conversion of preferred shares to common shares		147,812,786		147,812,786
Less: Common shares outstanding under share lending facility		(3,919,904)		(3,919,904)
Pro forma common shares outstanding		340,534,433		249,186,062
Stockholders' equity (actual amounts rounded to nearest thousand)		$621,862,000		$435,798,000
Divided by pro forma common shares outstanding	÷	340,534,433	÷	249,186,062
Pro forma stockholders' equity per common share		$1.83		$1.75

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2010	December 31, 2009	September 30, 2010	2010	2009
	(Dollars in thousands)

Net income (loss)	$(21,857)	$82,663	$4,543	$(11,724)	$(13,786)
Provision (benefit) for income taxes	(1,190)	(96,563)	272	(557)	(96,563)
Homebuilding interest amortized to cost of sales and interest expense	22,351	39,304	22,803	100,739	134,293
Homebuilding depreciation and amortization	499	632	479	2,068	2,839
Amortization of stock-based compensation	3,250	5,605	3,115	11,848	12,864
EBITDA	3,053	31,641	31,212	102,374	39,647
Add:
Cash distributions of income from unconsolidated joint ventures	-	3,139	-	-	3,465
Impairment charges and deposit write-offs	1,918	11,192	-	1,918	62,940
(Gain) loss on early extinguishment of debt	23,839	3,474	999	30,028	6,931
Less:
Income (loss) from unconsolidated joint ventures	25	(267)	1,801	1,166	(4,597)
Income (loss) from financial services subsidiary	(107)	242	709	1,578	1,328
Adjusted Homebuilding EBITDA	$28,892	$49,471	$29,701	$131,576	$116,252

Homebuilding revenues	$212,424	$339,779	$207,466	$912,418	$1,166,397

Adjusted Homebuilding EBITDA Margin %	13.6%	14.6%	14.3%	14.4%	10.0%

 The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:
	Three Months Ended			Year Ended December 31,
	December 31, 2010	December 31, 2009	September 30, 2010	2010	2009
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(52,463)	$109,665	$(67,414)	$(80,958)	$419,830
Add:
Provision (benefit) for income taxes	(1,190)	(96,563)	272	(557)	(96,563)
Deferred tax asset valuation allowance	(8,634)	88,787	6,908	9,829	51,429
Homebuilding interest amortized to cost of sales and interest expense	22,351	39,304	22,803	100,739	134,293
Excess tax benefits from share-based payment arrangements	-	297	-	27	297
Less:
Income (loss) from financial services subsidiary	(107)	242	709	1,578	1,328
Depreciation and amortization from financial services subsidiary	344	163	280	934	678
(Gain) loss on disposal of property and equipment	(2)	1,272	1	(37)	2,611
Net changes in operating assets and liabilities:
Trade and other receivables	(7,524)	(4,976)	(579)	(6,541)	(8,440)
Mortgage loans held for sale	(6,319)	(1,702)	(31,621)	(12,165)	(24,718)
Inventories-owned	28,286	(84,537)	83,309	148,706	(326,062)
Inventories-not owned	3,791	1,343	6,520	27,861	2,805
Deferred income taxes	9,824	7,775	(7,180)	(9,272)	45,133
Other assets	(2,650)	(1,587)	596	(111,496)	(118,265)
Accounts payable	16	965	9,154	6,592	18,554
Accrued liabilities	43,639	(7,623)	7,923	61,286	22,576
Adjusted Homebuilding EBITDA	$28,892	$49,471	$29,701	$131,576	$116,252